Exhibit 99.1

Hoth Therapeutics Licenses Lupus Therapeutic Back to Zylö Therapeutics

Hoth to receive shares in Zylö and potential future sales royalties

NEW YORK, NY December 8, 2021 /PR Newswire/ Hoth Therapeutics, Inc. (NASDAQ: HOTH), a clinical-stage biopharmaceutical company focused on developing new generation therapies for unmet medical needs, is pleased to announce that it has entered into an agreement with Zylö Therapeutics (“Zylö”) to license its novel cannabinoid therapeutic, HT-005 for lupus patients, back to Zylö.

Hoth’s CEO, Robb Knie, stated “The licensing of HT-005 back to Zylö after proving its efficacy and safety in animals is a win-win for both companies. We are excited about Zylö’s expertise in the cannabinoid space and are pleased to receive both further equity in Zylö and the potential upside through royalties. Hoth will also reap cost savings, as Zylö will be responsible for future development cost.”

Scott Pancoast, Zylö’s CEO, stated, “Hoth has been a great partner, working closely with the Zylö team to confirm efficacy in an animal model and to strategize about the preclinical development plan.”

Therapeutic options for CLE are limited to steroids (topical and oral), topical calcineurin inhibitors, and other immunomodulating therapies that could have adverse effects during long-term use. Zylö Therapeutics has developed a patented topical delivery system using xerogel-derived particles called Z-pods™. Hoth had an exclusive license to develop HT-005, a drug that targets the endocannabinoid pathway, encapsulated in the Z-pods™ to enhance absorption into the skin. To investigate proof-of concept efficacy of HT-005 loaded Z-pods™, Zylö Therapeutics conducted a study in MRL/lpr mice, an established animal model that shows symptoms similar to systemic lupus erythematosus (SLE) in humans. Results from the study demonstrated that the novel HT-005 loaded Z-pods™ were effective in reducing skin plaques associated with CLE, with statistical significance demonstrated in the overall average skin score as well as individual skin scores on the head and scapula.

About Hoth Therapeutics, Inc.

Hoth Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on developing new generation therapies for unmet medical needs. Hoth’s pipeline development is focused to improve the quality of life for patients suffering from indications including atopic dermatitis, skin toxicities associated with cancer therapy, chronic wounds, psoriasis, asthma, acne, and pneumonia. Hoth has also entered into two different agreements to further the development of two therapeutic prospects to prevent or treat COVID-19. To learn more, please visit www.hoththerapeutics.com.

Forward-Looking Statement

This press release includes forward-looking statements based upon Hoth’s current expectations which may constitute forward-looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995 and other federal securities laws, and are subject to substantial risks, uncertainties and assumptions. These statements concern Hoth’s business strategies; the timing of regulatory submissions; the ability to obtain and maintain regulatory approval of existing product candidates and any other product candidates we may develop, and the labeling under any approval we may obtain; the timing and costs of clinical trials, the timing and costs of other expenses; market acceptance of our products; the ultimate impact of the current Coronavirus pandemic, or any other health epidemic, on our business, our clinical trials, our research programs, healthcare systems or the global economy as a whole; our intellectual property; our reliance on third party organizations; our competitive position; our industry environment; our anticipated financial and operating results, including anticipated sources of revenues; our assumptions regarding the size of the available market, benefits of our products, product pricing, timing of product launches; management’s expectation with respect to future acquisitions; statements regarding our goals, intentions, plans and expectations, including the introduction of new products and markets; and our cash needs and financing plans. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. You should not place reliance on these forward-looking statements, which include words such as “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” or similar terms, variations of such terms or the negative of those terms. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee such outcomes. Hoth may not realize its expectations, and its beliefs may not prove correct. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, market conditions and the factors described in the section entitled “Risk Factors” in Hoth’s most recent Annual Report on Form 10-K and Hoth’s other filings made with the U. S. Securities and Exchange Commission. All such statements speak only as of the date made. Consequently, forward-looking statements should be regarded solely as Hoth’s current plans, estimates, and beliefs. Investors should not place undue reliance on forward-looking statements. Hoth cannot guarantee future results, events, levels of activity, performance or achievements. Hoth does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by applicable law.

Contact

Investor Contact:

LR Advisors LLC

Email: investorrelations@hoththerapeutics.com

www.hoththerapeutics.com

Phone: (678) 570-6791